EXHIBIT 3.6

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            HOMESTAKE MINING COMPANY

                  In accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, HOMESTAKE MINING COMPANY does hereby amend and restate its Restated Certificate of Incorporation. HOMESTAKE MINING COMPANY was incorporated under the name HOMESTAKE MINING CORPORATION, and the original Certificate of Incorporation was filed with the Secretary of State on November 28, 1983. This Restated Certificate of Incorporation was duly adopted by the Stockholders and the Board of Directors of the Company in accordance with Sections 242 and 245 of the Delaware General Corporation Law, as amended.

                  The text of the Restated Certificate of Incorporation is hereby amended and restated so as to read in its entirety as follows:

                  ONE: The name of this corporation is

                            HOMESTAKE MINING COMPANY.

                  TWO: The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                  THREE: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOUR: The total number of shares of all classes of stock which the Company is authorized to issue is 460,000,001 shares. Of these, 450,000,000 shares shall be shares of common stock and the par value of each such share shall be $1.00 ("Common Stock"), 10,000,000 shares shall be shares of preferred stock and the par value of each such share shall be $1.00 ("Preferred Stock"), and one share shall be a share of special voting stock with certain voting rights and the par value of such share shall be $1.00 ("Special Voting Stock"). The aggregate par value of all shares is $460,000,001.

                  The number of shares of Preferred Stock authorized by this Article FOUR may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of the Common Stock and Special Voting Stock of the Company and, subject to any limitation imposed in any resolution adopted by the Board of Directors providing for the issue of any particular series of Preferred Stock, the holders of Preferred Stock shall not be entitled to vote upon any such increase or decrease.


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                  The record  holder of the  Special  Voting  Stock shall not be entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company. Except as otherwise required by applicable law, at each annual or special meeting of stockholders of the Company the record holder of the Special Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock, voting together with the holders of the Common Stock as a single class (except as otherwise provided herein or by applicable law), and the record holder of the Special Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Exchangeable Shares ("Exchangeable Shares") of Homestake Canada Inc. and its successors at law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such annual or special meeting of stockholders, which are not owned by the Company or any subsidiary of the Company. At such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Company or any subsidiary of the Company) shall be outstanding and there are no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than the Company or any subsidiary of the Company), the share of Special Voting Stock shall automatically be redeemed for $1.00, and upon any such redemption or other purchase or acquisition of the Special Voting Stock by the Company the share of Special Voting Stock shall be deemed retired and canceled and may not be reissued.

                  FIVE: The Board of Directors shall have the authority, subject to limitations prescribed by law and the provisions of this Article FIVE, to determine and provide for the issuance of Preferred Stock in one or more series and to establish or alter the number of shares to be included in each such series, and to fix the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions of the shares of each such series of Preferred Stock.

                  The Board of Directors shall have the authority, subject to the limitations stated in any resolution or resolutions originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Preferred Stock.

                  The authority of the Board of Directors with respect to each series shall include, but not be limited to, the authority to determine, by resolution or resolutions providing for the issue of shares of each series, the following: (1) the number of shares in and distinctive designation of each series; (2) the dividend rate on each series and whether dividends shall be cumulative; (3) the voting rights, if any, of the shares of each series in addition to those required by law, including the number of votes per share and any rights of the shares of each series to vote as a separate class in connection with any specified transaction or item of business; (4) whether each series shall have conversion privileges and, if so, the terms and conditions of such conversion; (5) whether the shares of each series shall be redeemable and, if so, the terms and conditions of such redemption; (6) the rights of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company; (7) whether each series shall


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be subject to the  operation of a purchase,  retirement  or sinking fund and, if so, the terms and conditions thereof; and (8) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series.

                                    -------

 Series A Participating Cumulative Preferred Stock

                  Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"). The par value of each share of the Series A Preferred Stock shall be $1.00. The number of shares constituting the Series A Preferred Stock shall be 4,500,000; provided however, that if more than a total of 4,500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights issued pursuant to the Rights Agreement dated as of October 16, 1987, as amended, (the "Rights Agreement"), the Board of Directors of the Company, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued be increased (to the extent that this Restated Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

                  Section 2.  Dividends or Distributions.

                  (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, of $10 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding share of Series A Preferred Stock a dividend or distribution in like kind of the Formula Number then in

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effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; provided, however, that if at any time after November 2, 1987, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if at any time after November 2, 1987, the Company shall issue any shares of its capital stock in a reclassification or
change  of  the  outstanding   shares  of  Common  Stock   (including  any  such
reclassification or change in connection with a merger in which the Company is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                  (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment, shall be calculated as if cumulative from and after the March 1, June 1, September 1 or December 1, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.


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                  (d) So long as any shares of the Series A Preferred  Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

                  (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock are entitled to vote, multiplied by the maximum number of votes which the holders of the Common Stock then have with respect to such matter.

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

                  (c) If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting

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rights  granted by this  Section  3(c) shall be in addition to any other  voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

                  (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

                  Section 4.  Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock: or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company


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could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $75 per share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.

                  Section 7.  No Redemption; No Sinking Fund.

                  (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series A Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

                  (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

                  Section 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

                  Section 9.  Fractional  Shares.  The Series A  Preferred
Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-hundredth (l/l00th) of a share or any integral


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multiple of such fraction.  In lieu of fractional shares, the Company,  prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to issue certificates evidencing such authorized fraction of a share of Series A Preferred Stock or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock.

                  Section 10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article FIVE hereof.

                  Section 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class.

                                   ----------

                  SIX: No holder of shares of stock of any class of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Company or of any new or additional authorized stock of the Company of any class whatsoever, or of any issue of securities of the Company convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders then of record or any class of stockholders any thereof upon any terms.

                  SEVEN: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Company.

                  EIGHT: The number of directors of the Company shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders, or except as may be set forth in a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware pursuant to Article FIVE hereof.


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


                  NINE: The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, as nearly equal in number of directors as possible, with the term of office of the directors of one class expiring each year. Each director shall be elected to serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected.

                  In  the  event  of any  change  in the  authorized  number  of
directors,   the  Board  of  Directors   shall   apportion   any  newly  created
directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. If, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, any newly created directorships may be allocated to more than one class, the Board of Directors shall allocate them to the classes the terms of office of which are due to expire at the latest date following such allocation.

                  Notwithstanding any of the foregoing, each director shall serve for a term continuing until the annual meeting of stockholders at which the term of the class to which he was elected expires and until his successor is elected and qualified or until his earlier death, resignation or removal.

                  Any vacancies in the Board of Directors for any reason, including any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

                  The  provisions  of this  Article NINE shall be subject to the
provisions  of  a  certificate   filed  under  Section  151(g)  of  the  General
Corporation Law of the State of Delaware pursuant to Article FIVE hereof.

                  TEN:  Except as may be set forth in a certificate  filed under
Section 151(g) of the General Corporation Law of the State of Delaware pursuant to Article FIVE hereof, a director may be removed from office only for cause, and only by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of stock of the Company entitled to vote at an election of directors and who would be entitled to vote for the election of a director to fill the vacancy created by such removal.

                  ELEVEN: Elections of directors shall be by written ballot unless the bylaws of the Company shall otherwise provide.

                  TWELVE: No action shall be taken by the stockholders except at an annual or special meeting of stockholders.

                  THIRTEEN: Special meetings of the stockholders of the Company for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board of Directors, the President, a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Company, include the power to call such meeting, or by stockholders having not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of the Company, and such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Restated Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware pursuant to Article FIVE hereof, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified.

                  FOURTEEN: Except as may be set forth in a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware pursuant to Article FIVE hereof requiring a specified percentage of the voting power of any series of Preferred Stock created pursuant thereto, the approval or authorization of any "Business Combination" (as defined in Article FIFTEEN hereof) of the Company with any "Related Person" (as defined in Article FIFTEEN hereof) (i) shall require the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of stock of the Company having the right to vote in respect of such Business Combination, and (ii) also shall require the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of stock so entitled to vote held by stockholders other than such Related Person and its Affiliates and Associates (as defined in Article FIFTEEN hereof); provided, however, that the voting requirements provided by clauses (i) and (ii) above shall not be applicable if:

                  (A) The Business Combination was approved by the Board of Directors of the Company prior to the time the Related Person in question first became a Related Person; or

                  (B) The Business Combination was approved by the Board of Directors of the Company after the time the Related Person in question first became a Related Person, but only if such Related Person obtained the unanimous approval of the Board of Directors of the Company to his becoming a Related Person, which approval was obtained prior to his becoming a Related Person; or

                  (C) The Business Combination is solely between the Company and another corporation, fifty percent (50%) or more of the voting stock of which is owned by the Company and none of which is owned by a Related Person, provided that each stockholder of the Company receives the same type of consideration in such transaction as every other stockholder of the same class in proportion to his stockholdings and each holder of Common Stock of the Company receives or retains Common Stock in the surviving corporation or in any other corporation which is a party to such Business Combination; or

                  (D) All of the following conditions are satisfied:

                           (1) The cash or fair market value of the property, securities or "Other Consideration To Be Received" (as defined in Article FIFTEEN hereof) per share by holders of Common Stock of the Company in the Business Combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by such Related Person in acquiring any of its holdings of Common Stock of the Company or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Common Stock of the Company immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of the Common Stock of the Company immediately prior to the commencement of acquisition of the Common Stock of the Company by such Related Person, but in no event in excess of two times the highest per share price determined in (i) above;

                           (2) After becoming a Related Person and prior to the consummation of such Business Combination, (i) such Related Person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or upon compliance with the provisions of this Article FOURTEEN or as a result of a pro rata stock dividend or stock split or other recapitalization) and (ii) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company, or made any major changes in the business or equity capital structure of the Company; and

                           (3) A proxy statement meeting the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, whether or not the Company is then subject to such requirements, shall be mailed to the stockholders of the Company for the purpose of soliciting stockholder approval of such Business Combination and shall contain, prominently displayed (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any Outside Directors, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the stockholders of the Company who are not Related Persons or their Affiliates or Associates (such investment banking firm to be engaged solely on behalf of the stockholders who are not Related Persons or their Affiliates or Associates, to be paid a reasonable fee for its services by the Company upon receipt of such opinion, to be an investment banking firm which has not previously been associated with any such Related Person and, if there are then any such directors, to be elected by a majority of the Continuing Directors and Outside Directors (as defined in Article FIFTEEN hereof)).

                  FIFTEEN: As used in this Restated Certificate of Incorpora-tion, the terms hereafter defined shall have the following meanings:

                  (A) The terms "Affiliate" and "Affiliated with" shall mean, with respect to a specific Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (B) The term "Associate" shall mean, when used to indicate a relationship with any Person, (1) any corporation, partnership, association or other organization (other than the Company or a majority-owned subsidiary of the Company) of which such Person is an officer, partner or, directly or indirectly, Beneficial Owner of ten percent (10%) or more of any class of equity securities or other beneficial or voting interest, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (4) any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate of such Person serves as investment adviser.

                  (C) A Person shall be considered the "Beneficial Owner" of any shares or other beneficial or voting interest (whether or not owned of record):

                           (1) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares or interests and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares or interests;

                           (2) Which such Person or  Affiliate  or  Associate of
                  such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                           (3) Which are  Beneficially  Owned within the meaning
                  of (1) or (2) of this definition by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Company or any subsidiary of the Company or acquiring, holding or disposing of all or any Substantial Part of the assets or business of the Company or a subsidiary of the Company.

         For the purpose only of determining whether a Person is the Beneficial Owner of a percentage of outstanding shares of the Company specified in this Restated Certificate of Incorporation, such shares shall be deemed to include any shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this definition.

                  (D) The term "Business Combination" shall mean (1) any merger or consolidation of the Company or a subsidiary of the Company with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, in a single transaction or series of related transactions, of all or any Substantial Part of the assets of the Company (including, without limitation, any voting securities of a subsidiary) or of a subsidiary of the Company to a Related Person, (3) any merger or consolidation of a Related Person with or into the Company or a subsidiary of the Company, (4) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or other security device, in a single transaction or series of related transactions, of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company, (5) the issuance of any securities of the Company or a subsidiary of the Company to a Related Person, (6) the acquisition by the Company or a subsidiary of the Company of any securities of a Related Person, (7) any reclassification of Common Stock of the Company, or any recapitalization involving Common Stock of the Company, consummated within five (5) years after a Related Person becomes a Related Person,
         (8) any liquidation or dissolution of the Company proposed, directly or indirectly, by or on behalf of a Related Person, (9) any merger or consolidation of the Company proposed, directly or indirectly, by or on behalf of Related Person, unless the surviving or consolidated corporation, as the case may be, has provisions in its certificate of incorporation substantially identical to Articles FOURTEEN, FIFTEEN and SIXTEEN hereof, or (10) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. A Business Combination with a Person shall be deemed to be a Business Combination with a Related Person if such Person is a Related Person at any of the following times: (i) the date any definitive agreement relating to a Business Combination is entered into or amended; (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination; and (iii) immediately prior to the consummation of a Business Combination.

                  (E) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the Company immediately prior to the time that any Related Person involved in the proposed Business Combination first became a Related Person.

                  (F) The term "Other Consideration To Be Received" shall include, without limitation, shares of stock of the Company retained by any of its stockholders other than a

         Related Person or its Affiliates or Associates in the event of a Business Combination with such Related Person in which the Company is the surviving entity.

                  (G) The term "Outside Director" shall mean a director who is not (1) an officer or employee of the Company or any relative of an officer or employee, (2) a Related Person or an officer, director, employee, Associate or Affiliate of a Related Person, or a relative of any of the foregoing, or (3) a Person having a direct or indirect material business relationship with the Company.

                  (H) The term "Person" shall mean any person, partnership, corporation, group or other entity (other than the Company, any subsidiary of the Company, or a trustee holding stock for the benefit of any of the employees of the Company or its subsidiaries, pursuant to one or more employee benefit plans or arrangements, but only in such capacity). When two or more persons act as a partnership, limited partnership, syndicate, joint venture, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, joint venture, association or group shall be deemed a "Person."

                  (I) The term "Related Person" shall mean any Person which, together with any Affiliate or Associate, is the Beneficial Owner of ten percent (10%) or more of the outstanding Common Stock of the Company or of the outstanding voting stock of the Company or any Person which, together with any Affiliate or Associate, was at any time within the five (5) years preceding the date for such determination the Beneficial Owner of ten percent (10%) or more of the then outstanding Common Stock of the Company or of the outstanding voting stock of the Company.

                  (J) The term "Substantial Part" shall mean more than ten percent (10%) of the total assets of the individual, corporation, partnership or other person or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                  SIXTEEN: The Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles FOURTEEN, FIFTEEN and this SIXTEEN may not be amended, altered, changed or repealed in any respect if there is then a Related Person unless such amendment, alteration, change or repeal is approved (i) by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of the Company and (ii) also by the affirmative vote of the holders of not less than a majority of the total voting power of the Company other than a Related Person and any Affiliates and Associates of such a Related Person.

                  SEVENTEEN: No director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. Any repeal or modification of the preceding sentence by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, HOMESTAKE MINING COMPANY has caused this Restated Certificate of Incorporation to be signed by Jack E. Thompson, its Chairman, President and Chief Executive Officer, and attested by Wayne Kirk, its Secretary, this first day of December, 1998.

                                            HOMESTAKE MINING COMPANY


                                         By
                                              Jack E. Thompson

                                              Jack E. Thompson, Chairman,
                                          President and Chief Executive Officer



Attest:

By
      Wayne Kirk

      Wayne Kirk
      Secretary






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